UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2017

Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		419-423-1321
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by the Cooper Tire & Rubber Company (the “Company”) on May 9, 2017 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders held on May 5, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding named executive officer compensation. Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders

In light of the voting results at the Annual Meeting on the proposal concerning the frequency of advisory votes on the Company’s named executive officer compensation, the Company’s Board of Directors (the “Board”) determined on August 2, 2017 that the Company will continue to hold an annual advisory vote on the Company's named executive officer compensation. The Company's Board will re-evaluate this determination no later than after the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

The information reported under Item 5.07 of the Original 8-K is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Jack Jay McCracken
Assistant General Counsel and Assistant Secretary